The Bank of N.T. Butterfield & Son Ltd.                                   Page 1
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                     APPLICATION TO OPEN AN IRREVOCABLE STANDBY LETTER OF CREDIT
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Bank Reference Number:

Please open by ( ) airmail ( ) telex (X) SWIFT an irrevocable Credit as follows:
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Beneficiary's name and full address:   Applicant's name and full address:

The Chase Manhattan Bank               Consolidated American Rental Insurance
380 Madison Avenue                       Co., Ltd.
Ground Floor                           F.B. Perry Building
New York, NY   10017                   40 Church Street
U.S.A.                                 P.O. Box HM 1995
                                       Hamilton HM HX, Bermuda
Attention:  Craig W. Clausen           J. Oliver Heyliger
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Expiry Date:                           Amount (in figures and words):

         March 31st, 1998              US$250,000

                                       Two hundred and fifty thousand dollars
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Available by drafts at (X) sight, (X)____ days sight, ( )____ days from date of
_____________________ accompanied by:
( ) Any documents required (should clearly reflect beneficiary's right or reason for drawing).


                See attached draft.








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Special Conditions (Specify):

The Bank of N.T. Butterfield & Son Ltd.                                   Page 2
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                              SUPPLEMENTARY INFORMATION TO ACCOMPANY APPLICATION
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1.   The name and  telephone  number  of the  person in your  organization  most familiar with this application.

         J. Oliver Heyliger                  Tel:  (441) 295 1272
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2.   The effective date of the Letter of Credit: As soon as possible
                                                --------------------------------

3. Brief details of the transaction of which the Credit forms part (e.g. to secure reinsurance obligations to ceding insurer).

     LOC to be issued to Chase to back up their  securing of  Obligations  of an
     ---------------------------------------------------------------------------
     AIG Group ceding insurer.
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4.   Is the Credit required in connection with the usual business  operations of the Applicant? (e.g. insurance).

         Yes.
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5.   What is the name of the  Applicant's  parent  company  or the  names of any person or company holding 10% or more of any class of stock in the company?

         Rent-A-Wreck of America, Inc.
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
                                                                                            Yes      No

6. If the Applicant is a corporation, have you attached the following documents? (please check)

a.   Certified copy Resolution of the Board of Directors under seal  authorizing named  directors/officers  or other  persons to negotiate the Credit(s) and
     execute the security document(s)                                                       (X)      ( )

b.   Fully  completed  Application  to open an  irrevocable  Standby  Letter  of
     Credit.                                                                                (X)      ( )

c.   Letter  of  Set-Off,   Collateral  Deposit  Agreement,  or  other  security
     document(s) signed by those authorized under (a) above.                                (X)      ( )

d.   Attorney's  opinion  that  these  arrangements  are  within  the powers and support  a  transaction  valid  pursuant  to the  business  objects  of the
     corporation. Alternatively, supply the Memorandum of Association.                      (X)      ( )

7.   Please check the following:

a.   Must the Credit be confirmed by another bank?                                          ( )      (X)

b.   Must the Credit be confirmed by a bank approved by the National Association
     of Insurance Commissioners (N.A.I.C.)?                                                 ( )      (X)

c.   Is an Evergreen Clause (Automatic Renewal Clause) requested?                           (X)      ( )

d.   Please check notice period for avoiding automatic renewal of the Credit.

         30 days (   )   60 days ( X )    90 days (   )

                                                                          Page 3
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
                                                                                            Yes      No
8. Is the Credit to be issued in conformity with:
     a.   State of New York Department of Insurance Regulations on admissibility
          of Letters of Credit?                                                             ( )      (X)

     b.   State  of   California   Department   of  Insurance   Regulations   on
          admissibility of Letters of Credit?                                               ( )      (X)

INSERT (please tick clause to be inserted):

( )    1. Applies where Letter of Credit is to be issued in conformity  with the
          State of New York Department of Insurance Regulations.

          "Draft(s) drawn by a party indicated as the domiciliary conservator, liquidator or statutory successor of the beneficiary shall also be honoured hereunder, provided said draft(s) is accompanied by a certification signed by the domiciliary conservator, liquidator, or statutory successor of the beneficiary stating he is the successor by operation of law of the named beneficiary".

OR EITHER (1) or (2) below applies where Letter of Credit is to be issued in conformity with the State of California Department of Insurance Regulations.

( ) 1. "In the event of insolvency of the beneficiary, a drawing against this Letter of Credit shall be honoured upon presentation by the domiciliary conservator, liquidator or statutory successor of the beneficiary".

( ) 2. "If a court of law appoints a successor in interest to the named beneficiary then the named beneficiary includes and is limited to the court appointed domiciliary receiver (including conservator, rehabilitator or liquidator").

OR (3) below is the "compromise" wording agreed to by both the State of New York and State of California Department of Insurance Regulators.

( ) 3. "The term "beneficiary" includes any successor by operation of law of the named beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator. Drawings by any liquidator, rehabilitator, receiver, or conservator shall be for the benefit of all of the beneficiary's policyholders".

We request you to issue a letter of credit as shown on this Application. The Reimbursement Agreement on page 4 is hereby accepted and made applicable to this Application and the letter of credit.


Date:    20th June, 1997          Signature(s)  /s/ J. Oliver Heyliger
     ----------------------------             ----------------------------------
                                  (as per certified
                                  resolution)

                                              ----------------------------------

(The applicant's attention is drawn to the overleaf, (REIMBURSEMENT AGREEMENT))

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                                    FOR BANK USE ONLY

Credit Committee   ( )               Rate:___________________________________

Credit Department  ( )               Category:_______________________________

Other:_____________________________

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
The Bank of N.T. Butterfield & Son Ltd.                                   Page 4
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                                                         REIMBURSEMENT AGREEMENT
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To:  The Bank of N.T. Butterfield & Son Limited

In consideration of your issuing from time to time your letters of credit ("Credits") at our request, we agree with you as follows:

1. We will pay you on demand in the currency in which the Credits are payable, or in United States Dollars, at your option, in immediately available funds, all moneys paid by you under or pursuant to the Credits, together with your customary commissions and charges. We also authorize you to charge any of our accounts with you for all moneys so paid or owed by us for which you become liable under the Credits and we agree at least one business day before the same is due to provide you with funds to meet all disbursements of any kind under the Credits. If a time draft is drawn under the Credit, you will notify us of the amount and maturity date and we will make such payment, sufficiently in advance of such maturity, to enable you to arrange for cover in same day funds to reach the place where it is payable, no later than the date of its maturity.

2. If any sums payable hereunder are not paid when due, they shall bear interest from the due date until paid in full at a rate per annum 2% per annum above your interbank offered rate determined by you two business days before each successive period of three months commencing on the date such amounts become payable, but not in excess of the maximum rate permitted by applicable law.

3. If any amount payable hereunder in a currency other than United States dollars is not paid when due, such other currency amount may be converted, at your option, into United States dollars at the rate of exchange most favourable to you, measured by your offered rate of such foreign currency for United States dollars, prevailing on the due date, and repayment shall be hereafter made to you in United States dollars.

4. Should any of the following events of default occur, your commitment to issue Credits shall immediately terminate, and if at the time of any such event there remains any portion of the Credits undisbursed, such undisbursed portion shall become immediately due and payable, without demand or further notice of any kind, all of which we hereby expressly waive, and we shall pay to you for application to drawings under such Credits the entire amount which has not been drawn; (i) we default in respect of any payment due you under this agreement or any individual Letter of Credit agreement, (ii) we default in the payment of any indebtedness which we may have for the repayment of borrowed moneys, (iii) we become insolvent, fail to pay our debts generally as they become due, make an assignment for the benefit of creditors, file or suffer the filing of any petition or action under bankruptcy laws for the relief of, or relating to, debtors, (iv) the voluntary of involuntary appointment of a receiver, trustee, custodian or similar official to take possession of any of our property, (v) the attachment of any material involuntary lien or charge of any kind to our property, (vi) any representation made in any financial statement or in any other statement of document presented to you by us or on our behalf is, in any material respect, false or misleading when made, (vii) there shall occur in our business, operations, property or financial or other condition a change that is, in your judgement, materially adverse to us, or (viii) should you deem yourself insecure in respect of any of our reimbursement obligations. Any amount which has not been drawn prior to the expiry date of the Credit to which it relates shall be repaid to us.

5. Where we are a corporation, our completion of this agreement shall be a representation and warranty to you that:

(i) we are properly incorporated under the laws of our country of incorporation and have under those laws and under our own constitution the powers to enter this agreement in pursuance of a valid business object;

(ii) all corporate action and all approvals from any government tax, monetary or other authorities to authorize and enable us to make this agreement have been obtained and are in full force and effect;

(iii) the making of this agreement will not infringe any other agreement to which we are a party; and

(iv) we are not the subject of any actual pending or threatened legal proceedings which has or may have a material effect on our financial condition or this agreement.

         Each   application   for  a  Credit   hereunder   shall   constitute  a
certification by us that any representation or warranty made hereunder is true as of the date of each such application.

6. The authorization in Paragraph 1 above to charge our accounts shall apply notwithstanding that all or part of the moneys held to our credit may have been deposited for a fixed period which may not have expired. We acknowledge and agree that in the event of appropriation by you of any such deposit before its maturity date, the amount applied hereunder shall be net of the amount of early withdrawal penalty (if any) charged by you in the ordinary course of your deposit business.

7. Where we have requested that any Credits issued hereunder contain a provision whereby drawings by a person other than the named beneficiary against the Credit shall be honoured if such a person is a domiciliary conservator, liquidator, receiver, rehabilitator or statutory successor, then we confirm you may rely without independent investigation or verification of any criteria furnished by such drawer including, without limitation, a statement from such drawer as to his status as successor by operation of law to the named beneficiary.

8. If the costs to you or any confirming banks of issuing, confirming or maintaining the Credits increase because of any reserves, special deposits, assessments of similar requirements imposed on you, we agree to pay you on demand any additional amounts sufficient to compensate you or any confirming banks for the increased cost, as determined by you.

9. Where we have requested it in the Credits Article 17 of the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 shall be amended so that notwithstanding the expiry of a Credit occurring during an interruption of your business or the business of any confirming bank, you are authorized to effect payment if such Credit is drawn against within thirty (30) days after the resumption of such business. We understand that our obligations hereunder, in that event, shall likewise be amended.

10. We agree that you and your correspondents are obliged only to verify that the drafts and any documents purport to comply with the terms and conditions of the Credits on their face, and that neither you nor your correspondents will be liable for any loss, damage or delay, however caused, except to the extent of any direct, as opposed to consequential, damages suffered by us which we prove were caused by you or your correspondents' willful misconduct or negligence, nor will you or your correspondents be in any way responsible for performance by any beneficiary of its obligations to us.

11. We agree to pay your out-of-pocket costs and expenses, including reasonable attorney's fees for independent and in-house counsel, paid or incurred by you in the performance of your obligations or enforcement of your rights and remedies hereunder, such costs and expenses to become part of the reimbursement obligations set out in paragraph 1 above.

12. We or a third party will obtain insurance on all goods described in the Credits. The insurance will cover fire and other usual risks and any additional risks you may request. We authorize you to receive the proceeds of the insurance and apply it against any of our obligations to you under the Credit.

13. The Credits shall be subject to, and performance by you, your correspondents and the beneficiaries of the Credits shall be governed by, the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 or by subsequent Uniform Customs and Practice fixed by subsequent Congresses of the International Chamber of Commerce, unless otherwise indicated to the contrary.

14. The obligations herein shall bind our heirs, executors, administrators, successors and assigns.

LETTER OF SET-OFF OVER CREDIT BALANCES

To:      THE BANK OF N.T. BUTTERFIELD & SON LTD.,
         THE BANK OF BUTTERFIELD EXECUTOR & TRUSTEE COMPANY LTD.,
         BUTTERFIELD MORTGAGE & FINANCE LTD.

         (Delete and initial where necessary)

In consideration of the Bank (which expression shall include all or any of the above named companies where applicable) giving time credit banking facilities or other accommodation to

CONSOLIDATED AMERICAN RENTAL INSURANCE CO., LTD.
                                                                    (the Debtor)
the Debtor agrees that the Bank's right of set-off shall extend to include a continuing right at any time without prior notice or demand to appropriate from all moneys from time to time held to the credit of the Debtor by the Bank on any Current Deposit or other Account or Accounts which the Debtor may now or hereafter have with the Bank towards payment to the Bank of all present or future actual or contingent liabilities of the Debtor (whether as principal agent trustee or guarantor) to the Bank whether on account of moneys advanced bills of exchange promissory notes guarantees indemnities interest commission banking charges securities trades and whether incurred solely severally or jointly and all legal fees commissions or other expenses (on a full indemnity basis) howsoever incurred by the Bank in connection therewith. Such amounts will include all costs, charges and expenses on a full indemnity basis which the Bank may incur in enforcing or obtaining payment of the sums of money due to the Bank under the offer agreement, set-off agreement, and any other security documentation held by the Bank. The Debtor irrevocably agrees and confirms as follows:

1. This authorization shall apply notwithstanding that all or part of the moneys held to the credit of the Debtor may have been deposited for a fixed period which may not have expired. The Debtor acknowledges and agrees that in the event of appropriation by the Bank of any such deposit before its maturity date the amount applied hereunder shall be net of the amount of early withdrawal penalty (if any) charged by the Bank in the ordinary course of its deposit business.

2. A certificate by an officer of the Bank as to the amount for the time being due from the Debtor to the Bank shall be conclusive evidence for all purposes against the Debtor. If any sums appropriated hereunder are not in the currency of the sums owed by the Debtor to the Bank the Bank shall convert such sums into the currency of the debt at a rate conclusively determined by the Bank acting in the ordinary course of its foreign exchange business.

3. The Debtor will not create nor agree to create nor allow to arise or be subsisting any security interest whatsoever in any moneys held to the credit of the Debtor by the Bank other than with the Bank's express prior written consent.

4. This authorization shall be continuing and shall remain in force and shall not be determined affected or prejudiced by the death or disability of the Debtor or by the Bank holding taking or releasing any other or further security or by the Bank renewing varying or determining any accommodation given to the Debtor or granting time or indulgence to or compounding with the Debtor or any other person.

5. Where the Debtor is a corporation its execution of this authorization shall be a representation and warranty to the Bank that the Debtor

(i) is properly incorporated under the laws of its country of incorporation and has under those laws and under its own constitution the powers to enter this agreement in pursuance of a valid business object;

(ii) all corporate action and all approvals from any government tax monetary or other authorities to authorize and enable the Debtor to make this agreement have been obtained and are in full force and effect;

(iii) the making of this agreement will not infringe any other agreement to which the Debtor is a party; and

(iv) the Debtor is not the subject of any actual pending or threatened legal proceedings which has or may have a material affect on its financial condition or this agreement.

6. Where there is more than one person comprised in the term "the Debtor" references to the Debtor shall where the context admits take effect as references to such persons or any of them and where the Debtor is a firm shall include the person or persons from time to time constituting the firm whether or not under the same style or firm name and generally where the context so admits the singular will include the plural.

7. Where this authorisation is signed by more than one person (otherwise than as agent for a named principal) the agreements on the part of the Debtor herein contained shall be binding on them jointly and severally and references to the Debtor shall take effect as references to the Debtor or any of them.

8. The construction validity and performance of this agreement shall be governed by Bermuda law.

               DATED this 20th day of June                        One thousand nine hundred and ninety-seven.


Limited        SIGNED BY
Company
(do not        /s/ J. OLIVER HEYLIGER
use seal)      ------------------------------------------------
               (Print Name)
                                                                  /s/ J. Oliver Heyliger
               ------------------------------------------------   ------------------------------------------------
               (Print Name)                                       (Signature

               Directors/Director and Secretary of
                         --------

               CONSOLIDATED AMERICAN RENTAL
               ------------------------------------------------
               INSURANCE CO., LTD
               ------------------------------------------------   ------------------------------------------------
               acting for an on behald of the Company by virtue   Signature
               of a Resolution of the Directors passed on

               ------------------------------------------------

Individual(s)  SIGNED by the above-named

               ------------------------------------------------   ------------------------------------------------
               (Print Name)                                       (Print Name)


               ------------------------------------------------   ------------------------------------------------
               (Signature)                                        (Signature)


               in the presence of:                                in the presence of:

               /s/ Sharon E. Swan                                 /s/ P.M. Pereech
               ------------------------------------------------   ------------------------------------------------
               (Signature of Witness)                             (Signature of Witness)

               SHARON E. SWAN                                     PAUL M. PEREECH
               ------------------------------------------------   ------------------------------------------------
               (Print Name)                                       (Print Name)

               c/o Willis Carroon Management Co.                  c/o Willis Carroon Mgmt. (Bda)
               (Bda) Ltd., Church St., Hamilton                   Church Street, Hamilton
               ------------------------------------------------   ------------------------------------------------
               (Address)                                          (Address)


               Administrative Assistant                           CONTROLLER
               ------------------------------------------------   ------------------------------------------------
               (Occupation)                                       (Occupation)

                                                                                            ----------------------
                                                                                                     Stamp




                                                                                            ----------------------

The Bank of N.T. Butterfield & Son Ltd.
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CREDIT DEPARTMENT                                              LETTER OF SET-OFF
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Account_________________________________________________________________________


Date________________________________ 19________

CONSOLIDATED AMERICAN RENTAL INSURANCE CO., LTD.
________________________________________________________________________________

To:
     THE BANK OF N.T. BUTTERFIELD & SON LTD.